Exhibit 10.16.1

INVESTMENT TECHNOLOGY GROUP, INC.

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

1.                                      Purpose.  The purpose of this Amended and Restated Employee Stock Purchase Plan (the “Plan”) of Investment Technology Group, Inc. (the “Company”) is to encourage stock ownership by Employees (as defined below) of the Company and its Subsidiaries (as defined below) and thereby provide Employees with an incentive to contribute to the profitability and success of the Company, and to provide a benefit that will assist the Company in competing to attract and retain Employees of high quality.  The Plan, which is intended to qualify as an “employee stock purchase plan” meeting the requirements of Section 423 of the Code for one or more Offerings, is for the exclusive benefit of eligible Employees of the Company and its Subsidiaries.

2.                                      Definitions.  For purposes of the Plan, in addition to the terms defined in Section 1, terms are defined as set forth below:

(a)                                 “Account” means the account maintained on behalf of the Participant by the Custodian for the purpose of investing in Stock and engaging in other transactions permitted under the Plan.

(b)                                 “Administrator” means a committee of two (2) or more Board members appointed by the Board to administer the Plan. Unless otherwise designated by the Board, the Administrator shall be the Compensation Committee of the Board as constituted by the Board from time to time.

(c)                                  “Board” means the Board of Directors of the Company.

(d)                                 “Code” means the Internal Revenue Code of 1986, as amended from time to time.  References to any provision of the Code will be deemed to include successor provisions thereto and regulations thereunder.

(e)                                  “Custodian” means Computershare, or such successor thereto as may be appointed by the Administrator.

(f)                                   “Earnings” means that portion of a Participant’s compensation which constitutes gross salary under the payroll system of the Company and its Subsidiaries and payable to a Participant during a given pay period.

(g)                                  “Employee” means a person classified as an employee of the Company or a Subsidiary (including an officer or director who is also an employee) for payroll purposes, as determined in the sole discretion of the Company.  Notwithstanding the foregoing, if a person is engaged in a non-employee status (including, but not limited to, as an independent contractor, an individual being paid through an employee leasing company or other third party agency) and is subsequently reclassified by the Company, the Internal Revenue Service, or a court as an employee for payroll purposes, such person, for purposes of this Plan, shall be deemed an Employee from the actual (and not the effective) date of such reclassification, unless expressly provided otherwise by the Company.

(h)                                 “Enrollment Date” means the first day of each Offering Period.

(i)                                     “Fair Market Value,” unless otherwise required by an applicable provision of the Code, as of any date, means the closing sales price of the Stock as reported on the New York Stock Exchange on that date.

(j)                                    “Offering” means an offering of Stock pursuant to Purchase Rights under the Plan.

(k)                                 “Offering Period” means the period designated by the Administrator with respect to which Participants will be granted Purchase Rights.  Until such time as the Administrator specifies otherwise, Offering Period will mean the approximately six-month period beginning on the first trading day in November and ending on the last trading day of April or beginning on the first trading day in May and ending on the last trading day of October.

(l)                                     “Participant” means an Employee of the Company or a Subsidiary who satisfies the eligibility criteria set forth in Section 5 and is participating in the Plan.

(m)                             “Purchase Date” means the last day of each Offering Period.

(n)                                 “Purchase Right” means a Participant’s option to purchase shares, which is deemed to be outstanding and exercisable during an Offering Period in accordance with the Plan.  A Purchase Right represents an “option” as such term is used under Section 423 of the Code.

(o)                                 “Stock” means the common stock, par value $0.01 per share, of the Company, and such other securities as may be substituted or resubstituted for Stock under Section 4.

(p)                                 “Subsidiary” or “Subsidiaries” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in the chain, including a corporation that becomes a Subsidiary during the term of the Plan.

3.                                      Administration.

(a)                                 Administrator.  The Plan will be administered by the Administrator.  The Administrator will have full authority to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as it may deem necessary or advisable to administer the Plan, to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and rules and regulations thereunder, and to make all other decisions and determinations under the Plan (including determinations relating to eligibility).  The Administrator shall have the authority to delegate routine day-to-day administration of the Plan to such officers and employees of the Company as the Administrator deems appropriate.

(b)                                 Offerings.  The Administrator may authorize one or more Offerings under the Plan that are not designed to comply with the requirements of Code Section 423 but with the requirements of the foreign jurisdictions in which those Offerings are conducted. Such Offerings shall be separate from any Offerings designed to comply with the Code Section 423 requirements but may be conducted concurrently with those Offerings.  To the extent required by Code Section 423, the Participants in each separate Offering shall have equal rights and privileges under that Offering in accordance with the requirements of Section 423(b)(5) of the Code and the applicable Treasury Regulations thereunder.

(c)                                  The Custodian.  The Custodian will act as custodian under the Plan, and will perform such duties as are set forth in the Plan and in any agreement between the Company and the Custodian.  The Custodian will establish and maintain, as agent for each Participant, an Account and any subaccounts as may be necessary or desirable for the administration of the Plan.

4.                                      Stock Subject to Plan.  Subject to adjustment as hereinafter provided, the total number of shares of Stock reserved and available for issuance upon exercise of Purchase Rights or otherwise under the Plan will be 1,548,313.  Any shares of Stock delivered by the Company under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.  Shares acquired in the open market through dividend reinvestment will not count against this limit.  The number and kind of such shares of Stock subject to the Plan will be proportionately adjusted, as determined by the Board, in the event of any extraordinary dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affecting the Stock.

5.                                      Enrollment and Contributions.

(a)                                 Eligibility.  An Employee of the Company or a Subsidiary may enroll in the Plan for any Offering Period if such Employee is employed at the Enrollment Date, unless:

(i)                                     At the time of enrollment, the Employee’s customary employment is 20 hours or less per week or the Employee’s customary employment is for not more than five months in any calendar year, or the Employee cannot legally enter into the obligations of a Participant;

(ii)                                  Such person would upon enrollment be deemed to own, for purposes of Section 423(b)(3) of the Code, an aggregate of five percent or more of the total combined voting power or value of all outstanding shares of all classes of the Company or of any parent or Subsidiary (including in such person’s ownership the maximum number of shares that he or she could acquire under Section 6(c)); or

(iii)                               with respect to a Subsidiary, the Administrator determines prior to the start date of an Offering Period, that Employees of that Subsidiary shall not participate in the Plan.

The Administrator may allow Employees who would otherwise be excluded under Section 5(a)(i) to participate in one or more separate Offerings the Plan to the extent required under local law.

The Company will notify an Employee of the date as of which he or she is eligible to initially enroll in the Plan, and the prescribed enrollment procedures.

(b)                                 Initial Enrollment.  An Employee who is or who will become eligible on or before a given Enrollment Date under Section 5(a) may, after receiving current information about the Plan, initially enroll in the Plan by completing and submitting a properly completed enrollment form, including thereon the Employee’s election as to the rate of payroll or other authorized form of contributions for the Offering Period in accordance with enrollment procedures prescribed by the Administrator (which may include accessing the Custodian’s website and enrolling electronically) on or before the start date of the Offering Period.

(c)                                  Reenrollment for Subsequent Offering Periods.  A Participant whose enrollment in and payroll or other authorized form of contributions under the Plan continue throughout an Offering Period will automatically be reenrolled in the Plan for the next Offering Period unless (i) the Participant terminates enrollment before the Enrollment Date for the next Offering Period, (ii) on such Enrollment Date he or she is ineligible to participate under Section 5 or (iii) such other form of contributions are not permitted for such subsequent Offering Period.  The rate of payroll or other authorized form of contributions for a Participant who is automatically reenrolled for an Offering Period will be the same as the rate of payroll or other authorized form of contributions in effect at the end of the preceding Offering Period, unless the Participant submits a new enrollment form on or prior to the Enrollment Date for the Offering Period designating a different rate of payroll or other authorized form of contributions.

(d)                                 Payroll or Other Contributions.  An enrolled Participant will make contributions under the Plan by means of payroll deductions from each payroll period which ends during the Offering Period or one or more other forms of contributions specified by the Administrator for a particular Offering during that Offering Period, at the rate elected by the Participant in his or her enrollment form submitted for the Offering Period.  The rate of payroll or other authorized form of contributions elected by a Participant may not be more than ten percent of the Participant’s Earnings for each payroll period; provided, however, that the Administrator may specify a higher or lower maximum rate, subject to Section 8(c) hereof.  The Participant may specify, on the enrollment form, whether payroll or other authorized form of contributions shall be a percentage of Earnings or a fixed monetary amount.  The foregoing and any election of a Participant notwithstanding, a Participant’s rate of payroll or other authorized form of contributions will be adjusted downward by the Company at any time or from time to time as necessary to ensure that the limit on the amount of Stock purchased with respect to an Offering Period set forth in Section 6(c) is not exceeded.  A Participant may elect to increase, decrease, or discontinue payroll or other authorized forms of contributions for future Offering Periods by submitting a new enrollment form on or prior to the Enrollment Date for the Offering Period; any election to increase or decrease payroll deductions shall be effective as soon as practicable following the start date of that Offering Period.  A Participant may not elect to increase or decrease payroll or other forms of permitted contributions during an Offering Period, except that a Participant’s payroll or other forms of permitted contributions will be automatically discontinued upon the submission of an election to withdraw payroll or other forms of permitted contributions prior to a Purchase Date, as specified in Section 5(g).

(e)                                  Contributing in Other Currency.  Payroll deductions or other authorized forms of contribution collected in a currency other than U.S. Dollars shall be converted into U.S. Dollars on the last day of the Offering Period in which collected, with such conversion to be based on an exchange rate determined by the Administrator in its sole discretion.

(f)                                   Holding of Payroll and Other Contributions.  All payroll and other contributions by a Participant under the Plan will be received and held by the Company (and/or a Subsidiary) until the end of the Offering Period, and will represent unfunded obligations of the Company (or such Subsidiary) unless otherwise required by local law.  Except to the extent required by local law, such amounts are not required to be segregated and may be used by the Company (or the Subsidiary) for any corporate purpose.

(g)                                  Withdrawal of Payroll and Other Contributions; Refund of Payroll and Other Contributions Upon Termination of Employment.  A Participant may elect to withdraw all (but not less than all) of his or her payroll and other contributions for a given Offering Period by submitting a notice of withdrawal (in accordance with the procedures prescribed by the Administrator (which may include accessing the Custodian’s website and withdrawing electronically)) not later than the close of business the business day prior to the Purchase Date for such Offering Period.  In addition, if the Participant ceases to be employed by the Company and its Subsidiaries prior to the Purchase Date, his or her payroll and other contributions for that Offering Period shall be refunded.  In either case, the Company shall promptly pay to the Participant (or his or her estate, in the event of death) the amount of such payroll and other contributions.  No further payroll or other contributions shall be made by the Participant in that Offering Period.

(h)                                 Refund of Unused Payroll and Other Contributions.  If any of a Participant’s payroll or other permitted contributions are not applied to the purchase of shares on the Purchase Date (for example, if the number of shares purchased is limited under Section 6(c)), the portion of such payroll and other contributions not applied to the purchase of shares shall be promptly refunded to the Participant.

(i)                                     No Interest Payable on Contributions.  No amounts of interest will be credited or payable by the Company (or a Subsidiary) on payroll or other contributions pending investment in Stock, or upon withdrawal, refund upon termination, or refund of any unused portion, or in any other circumstance under the Plan.

6.                                      Purchases of Stock.

(a)                                 Purchase Rights.  Enrollment in the Plan for any Offering Period by a Participant will constitute a grant by the Company, on the start date of such Offering Period, of a Purchase Right to such Participant for such Offering Period.  Each Purchase Right will be subject to the terms set forth in this Section 6.

(b)                                 Purchase Price.  The purchase price at which each share of Stock will be purchased under a Purchase Right will equal 85% of the lesser of (i) Fair Market Value of a share of Stock on the first trading day in the Offering Period and (ii) Fair Market Value of a share of Stock on the last trading day in the Offering Period.

(c)                                  Number of Shares Purchased.  The number of shares of Stock that will be purchased upon exercise of a Participant’s Purchase Right for an Offering Period will equal the number of shares (including fractional shares) that can be purchased at the purchase price specified in Section 6(b) with the aggregate amount of the Participant’s payroll and other permitted contributions during the Offering Period; provided, however, that the number of shares of Stock subject to a Participant’s Purchase Right and purchasable in any Offering Period will not exceed the number derived by dividing $12,500 by 100% of the Fair Market Value of one share of Stock determined as of the first day in the Offering Period.  The number of shares of Stock subject to a Purchase Right shall also be subject to the limitations set forth in 6(e).

(d)                                 Automatic Exercise and Purchase.  The Purchase Right will be automatically exercised on the Purchase Date for the Offering Period.  At or as promptly as practicable after the Purchase Date for an Offering Period, the aggregate amount of the Participant’s payroll and other permitted contributions for the Offering Period will be applied by the Company to the purchase of shares of Stock, in accordance with the terms of the Plan.  Thereupon, the Company will deliver the shares of Stock purchased to the Custodian for deposit into the Participant’s Account.  Payment for Stock purchased upon exercise of a Purchase Right will be made only through payroll or other authorized form of contributions in accordance with Section 5; no optional payments will be permitted.

(e)                                  Accrual Limitations.

(i)                                     No Participant shall be entitled to accrue rights to acquire Stock pursuant to any Purchase Right outstanding under the Plan if and to the extent such accrual, when aggregated with (A) rights to purchase Stock accrued under any other purchase right granted under the Plan and (B) similar rights accrued under other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company or any parent or Subsidiary, would otherwise permit such Participant to purchase more than $25,000 worth of stock of the Company or any parent or Subsidiary (determined on the basis of the Fair Market Value of such stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

(ii)                                  For purposes of applying such accrual limitations, the following provisions shall be in effect:

(1)                                 The right to acquire Stock under each outstanding Purchase Right shall accrue on the Purchase Date in effect for the Offering Period for which such right is granted.

(2)                                 No right to acquire Stock under any outstanding Purchase Right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Stock under one (1) or more other purchase rights at a rate equal to $25,000 worth of Stock (determined on the basis of the Fair Market Value of such stock on the date or dates of grant) for each calendar year such rights were at any time outstanding.

(f)                                   If by reason of such accrual limitations, any Purchase Right of a Participant does not accrue for a particular Offering Period, then the payroll deductions and other contributions which the Participant made during that Offering Period with respect to such Purchase Right shall be refunded.

7.                                      Restrictions on Sale; Restrictions on Transfer from Account; Withdrawal or Transfer of Shares, and Account Distribution Upon Termination.

(a)                                 Restrictions on Sale.  Notwithstanding anything to the contrary in the Plan or any policy of the Company, shares of Stock acquired under the Plan may not be sold or otherwise be disposed of for a period of six (6) months following the Purchase Date on which those shares were purchased.  Shares of Stock acquired under the Plan must be held in the Participant’s Account during such restriction period and may be subject to further transfer restrictions as set forth in Section 7(b).  The foregoing restriction shall not apply in the event of Participant’s death to the transfer of shares to the Participant’s estate or to the subsequent sale of the shares by the estate.

(b)                                 Transfer Restrictions.  The Administrator may provide that, following the lapse of the restrictions under Section 7(a) and except as otherwise provided below, the shares of Stock acquired under the Plan may not be transferred (either electronically or in certificate form) from the Participant’s Account until the end of the two (2)-year period measured from the start date of the Offering Period in which the shares were purchased.  Such limitation shall apply both to transfers to different accounts with the Custodian and to transfers to other brokerage firms.  Any shares held in the Account following the expiration of such two (2)-year period may thereafter be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms.

The foregoing procedures in this Section 7(b) shall not in any way limit when the Participant may sell his or her shares.  Those procedures are designed solely to assure that any sale of shares following the lapse of the restrictions under Section 7(a) but prior to the satisfaction of the specified two (2)-year period is made through the Account.  In addition, following the lapse of the restrictions under Section 7(a), the Participant may request a stock certificate or share transfer from his or her Account prior to the satisfaction of the specified two (2)-year period under this Section 7(b) should the Participant wish to make a gift of any shares held in that account.  However, shares may not be transferred (either electronically or in certificate form) from the Account for use as collateral for a loan during the specified two (2)-year under this Section 7(b).

The foregoing procedures shall apply to all shares purchased by each Participant, whether or not that Participant continues in Employee status.

(c)                                  Stock Withdrawals and Transfers.  Following the expiration of the restriction period under Section 7(a) and any restriction period imposed under Section 7(b), a Participant may elect to withdraw shares of Stock from his or her Account or to transfer such shares from his or her Account to an account of the Participant maintained with a broker-dealer or financial institution, in accordance with the procedures established by the Custodian.  Unless otherwise determined by the Administrator, only whole shares shall be issued or transferred and the Participant shall receive cash in lieu of fractional shares based on the Fair Market Value of a share of Stock on the date of withdrawal or transfer.  Other provisions of this Plan notwithstanding, if the Participant is then an Employee of the Company or its Subsidiaries, transfers will be made only to a broker-dealer or financial institution through which Employees are then permitted to sell Stock under the Company’s policies governing employee trading in Company securities.  Withdrawals and transfers will be subject to any fees imposed in accordance with Section 8(a) hereof.

(d)                                 Distribution of Account Upon Termination.  Upon termination of employment of a Participant and subject to Section 7(a) and Section 7(b), the Custodian will continue to maintain the Participant’s Account until the earlier of such time as the Participant withdraws or transfers all Stock in the Account or one year after the Participant ceases to be employed by the Company and its Subsidiaries.  At the expiration of such one year period (or longer restriction period under Section 7(a) or Section 7(b)), the assets in Participant’s Account shall be withdrawn or transferred as elected by the Participant or, in the absence of such election, as determined by the Administrator.  If a Participant dies while assets remain credited to his or her Account, all amounts payable to the Participant will be paid to his or her estate as promptly as practicable.

8.                                      General.

(a)                                 Costs.  Costs and expenses incurred in the administration of the Plan and maintenance of Accounts will be paid by the Company, including annual fees of the Custodian.  The Participant shall be solely responsible for any fees, costs and commissions imposed by the Custodian for the withdrawal, transfer or sale of Stock acquired under the Plan and for other services unrelated to the purchase of Stock under the Plan.

(b)                                 Statements to Participants.  The Custodian will reflect payroll (or other authorized forms of) contributions, purchases, dividends and distributions and any reinvestment thereof, withdrawals and transfers of shares of Stock and other Plan transactions by appropriate adjustments to the Participant’s Account.  The Custodian will, not less frequently than semi-annually, provide or cause to be provided a written statement to the Participant showing the transactions in his or her Account and the date thereof, the number of shares of Stock purchased, the aggregate purchase price paid, the purchase price per share, the brokerage fees and commissions paid (if any), the total shares of Stock held for the Participant’s Account (computed to at least three decimal places), and other information provided by the Custodian.

(c)                                  Compliance with Section 423.  It is the intent of the Company that this Plan comply in all respects with applicable requirements of Section 423 of the Code and regulations thereunder with respect to Offerings designated by the Administrator to be Offerings under Section 423 of the Code.  Accordingly, if any provision of this Plan with respect to such designated Offerings does not comply with such requirements, such provision will be construed or deemed amended to the extent necessary to conform to such requirements.

9.                                      General Provisions.

(a)                                 Compliance With Legal and Other Requirements.  The Plan, the granting and exercising of Purchase Rights hereunder, and the other obligations of the Company and the Custodian under the Plan will be subject to all applicable federal, state, local and foreign laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required.  The Company may, in its discretion, postpone the issuance or delivery of Stock upon exercise of Purchase Rights until completion of such registration or qualification of such Stock or other required action under any federal, state, local or foreign law, rule, or regulation, listing or other required action with respect to any automated quotation system or stock exchange upon which the Stock or other Company securities are designated or listed, or compliance with any other contractual obligation of the Company, as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules, and regulations, designation or listing requirements, or other contractual obligations.

(b)                                 Limits on Encumbering Rights.  No right or interest of a Participant under the Plan, including any Purchase Right, may be pledged, encumbered, or hypothecated to or in favor of any party, subject to any lien, obligation, or liability of such Participant, or otherwise assigned, transferred, or disposed of except pursuant to the laws of descent or distribution, and any right of a Participant under the Plan will be exercisable during the Participant’s lifetime only by the Participant.

(c)                                  No Right to Continued Employment.  Neither the Plan nor any action taken hereunder, including the grant of a Purchase Right, will be construed as giving any Employee the right to be retained in the employ of the Company or any of its Subsidiaries, nor will it interfere in any way with the right of the Company or any of its Subsidiaries to terminate any Employee’s employment at any time.

(d)                                 Taxes.  The purchase of Stock will be subject to withholding of all applicable income tax, employment tax, payroll tax, social security tax, social insurance, contributions, payment on account obligations or other payments required to be withheld, collected or accounted for in connection with purchase of Stock under the Plan (“Taxes”).  The Company or any Subsidiary is authorized to withhold from any payment to be made to a Participant, including any payroll and other payments not related to the Plan, amounts of Taxes due in connection with any transaction under the Plan, and a Participant’s enrollment in the Plan will be deemed to constitute his or her consent to such withholding.  The Company may require a Participant to remit to the Company (or a Subsidiary) the amount of such Taxes and may take such other action as may be necessary in the opinion of the Company or any Subsidiary to satisfy withholding obligations for the payment of Taxes.  In addition, the Administrator reserves the right to require Participants to advise the Company of sales and other dispositions of Stock acquired under the Plan in order to permit the Company to comply with tax laws and to claim any tax deductions to which the Company may be entitled with respect to the Plan.

(e)                                  Changes to the Plan.  The Board shall have the exclusive authority to increase the total number of shares of Stock available for issuance under the Plan and to terminate the Plan at any time.  The Administrator may amend or alter the Plan (other than to increase the total number of shares of Stock available for issuance under the Plan) at any time; provided, however,  that any such action will be subject to the approval of the Company’s stockholders if such stockholder approval is required by any federal or state law or regulation or the rules of any automated quotation system or stock exchange on which the Stock may then be quoted or listed, or if such stockholder approval is necessary in order for the Plan to continue to meet the requirements of Section 423 of the Code.  Upon termination of the Plan, the Board may elect to terminate all outstanding Purchase Rights at such time as the Board may designate; if such termination results in termination of any Purchase Right prior to its exercise, all of a Participant’s payroll contributions not invested in Stock will be returned to the Participant (without interest) as promptly as practicable.

(f)                                   No Rights to Participate; No Stockholder Rights.  No Participant or Employee will have any claim to participate in the Plan with respect to Offering Periods that have not commenced, and the Company will have no obligation to continue the Plan.  No Purchase Right will confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred to the Custodian and credited to the Participant’s Account.

(g)                                  Fractional Shares.  Unless otherwise determined by the Administrator, purchases of Stock under the Plan executed by the Custodian may result in the crediting of fractional shares of Stock to the Participant’s Stock Account.  Such fractional shares will be computed to at least three decimal places.  Fractional shares will not, however, be issued by the Company, and certificates representing fractional shares will not be delivered to Participants under any circumstances.  If at any time fractional shares will not be credited to Participants’ Accounts, the Administrator shall determine whether a Participant’s payroll and other contributions remaining after the purchase of the greatest possible number of whole shares on a given Purchase Date will be refunded or will be retained and applied to purchases in the next Offering Period.

(h)                                 Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval will be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(i)                                     Governing Law.  The Plan and all related documents shall be governed by, and construed in accordance with, the laws of the State of New York (except to the extent the Delaware General Corporation Law and provisions of federal law may be applicable), without reference to principles of conflict of laws.  If any provision hereof shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

(j)                                    Effective Date.  The Plan was originally effective February 1, 1998, and previously amended and restated effective on May 12, 2009, August 18, 2009 and June 11, 2013.  The Plan as amended and restated herein is effective as of August 11, 2015.